UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

SEVEN STARS CLOUD GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

No.4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road,

Chaoyang, District, Beijing, P.R.C. 100125
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2017, Seven Stars Cloud Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Hong Kong Guo Yuan Group Capital Holdings Limited (the “Purchaser”). Pursuant to the terms of the SPA, the Company has agreed to sell and issue 5,494,505 shares of the Company’s common stock (the “Shares”), to the Purchaser for $1.82 per share, or a total purchase price of $10.0 million (the “Purchase Price”).

In addition, under the terms of the SPA, following the closing of the transaction, the Company’s Board of Directors (the “Board”) shall consist of at least 7 members and the Purchaser shall have the right to appoint one director to the Board. The Purchaser shall also have the following rights under the terms of the SPA, which shall be further established in a Stockholder Agreement, which the parties are working to finalize:

•	Anti-Dilution: The Company has agreed to not issue or sell any shares of its common stock at a price lower than the Purchase Price without the prior written consent of the Purchaser;

•	Share Transfer Restriction: Sun Seven Stars Media Group, the Company’s major shareholder (including its substantial shareholders and affiliates) (“SSSMG”), may not without consent of the Purchaser directly or indirectly, sell, transfer, liquidate, otherwise dispose of or encumber any of its shares of the Company’s common stock (the “SSSMG Shares”) except if transferred to its affiliates;

•	Preemptive Rights: The Purchaser has consent rights and preemptive rights in preference to that of any other existing stockholder and any third parties to acquire the SSSMG Shares on terms no less favorable to those of the proposed purchaser;

•	Tag-along Right: If SSSMG transfers Shares to a third party, Purchaser shall be entitled to tag-along rights with respect to such SSSMG transfer on the same terms;

•	Liquidation Preference: Upon any liquidation, discontinuing operation or dissolution, or a sale of a substantial part of the assets or business of the Company, the Purchaser shall be entitled to, in preference to other shareholders of the Company, a liquidation preference equal to the Purchase Price;

•	Preferential Treatment: If the Company grants to any holder of the Company’s common stock a right not contained in the SPA, then the Company shall provide Purchaser with the same right(s); and

•	Affiliate Transactions: After the closing of the transaction contemplated by the SPA, if the Company enters into a related party transaction, the Company shall enter into such agreement on fair and equitable arms-length terms with applicable corporate approvals and make related required public disclosures.

The SPA also contains customary representations, warranties and covenants. The transaction is expected to close on November 3, 2017.

The foregoing description of the SPA is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s common stock discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The Company issued the shares of its Common Stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 8.01	Other Events.

On October 27, 2017, the Company issued a press release announcing the entry into the SPA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release, dated October 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: October 27, 2017	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board